SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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Computer Network Technology Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
GENERAL
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION TABLES
EMPLOYMENT AGREEMENTS
COMPARATIVE STOCK PRICE PERFORMANCE
PROPOSAL TO AMEND THE 1992 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL TO ADOPT THE 2002 STOCK AWARD PLAN
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SHAREHOLDER PROPOSALS AND OTHER MATTERS
EXHIBIT A
1992 EMPLOYEE STOCK PURCHASE PLAN
EXHIBIT B
2002 STOCK AWARD PLAN

Computer Network Technology Corporation
6000 Nathan Lane North
Minneapolis, Minnesota 55442
(763) 268-6000

May      , 2002

Dear Shareholder:

      You are cordially invited to attend the annual meeting of Shareholders of Computer Network Technology Corporation at our headquarters, 6000 Nathan Lane North, in the Minneapolis suburb of Plymouth, Minnesota, on Tuesday, June 25, 2002, beginning at 10:00 a.m. Please refer to the map in the back of this proxy statement for directions to our headquarters.

      The Secretary’s Notice of Annual Meeting and the Proxy Statement that appear on the following pages describe the matters scheduled to come before the meeting. At the meeting, I will discuss our performance in fiscal year 2001 and report on current items of interest to our shareholders. In addition, certain members of our board and our executives, as well as representatives of KPMG LLP, our independent auditors, will be available to answer your questions.

      I hope you will be able to attend the meeting in person and look forward to seeing you. Please either sign and return the accompanying card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted, even if you plan to attend the meeting. This will ensure representation of your shares if you are unable to attend. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card. If you attend the meeting you may withdraw any proxy previously given and vote your shares in person.

      On behalf of your board and our employees, thank you for your continued support of and interest in Computer Network Technology Corporation.

Sincerely,

Thomas G. Hudson
Chairman of the Board, President
and Chief Executive Officer

Computer Network Technology Corporation

6000 Nathan Lane North
Minneapolis, Minnesota 55442
(763) 268-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 25, 2002

TO OUR SHAREHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Computer Network Technology Corporation, a Minnesota corporation, will be held on Tuesday, June 25, 2002 at our headquarters at 6000 Nathan Lane North, in the Minneapolis suburb of Plymouth, Minnesota, beginning at 10:00 a.m. for the following purposes:

(1)	To fix the number of directors at five and to elect five persons to our Board to serve until the next annual meeting of the shareholders;

(2)	To amend our 1992 Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder by 400,000 to 1,500,000;

(3)	To adopt our 2002 Stock Award Plan, with an initial share authorization for issuance thereunder of 1,000,000 shares;

(4)	To ratify and approve the appointment of KPMG LLP as independent auditors for our fiscal year ending January 31, 2003; and

(5)	To transact other business that may properly come before the meeting.

      Shareholders of record as of the close of business on April 26, 2002 are the only persons entitled to notice of and to vote at the meeting.

      Whether or not you expect to attend the meeting, please either sign and return the accompanying card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

By Order of the Board of Directors

Gregory T. Barnum
Vice President of Finance, Chief Financial Officer and Corporate Secretary

May      , 2002

Minneapolis, Minnesota

Computer Network Technology Corporation

6000 Nathan Lane North
Minneapolis, Minnesota 55442
(763) 268-6000

PROXY STATEMENT

Annual Meeting of Shareholders

June 25, 2002

GENERAL

      This Proxy Statement is furnished in connection with the solicitation by the board of directors of Computer Network Technology Corporation of proxies to be voted at our Annual Meeting of Shareholders to be held on Tuesday, June 25, 2002 at our headquarters located at 6000 Nathan Lane North, Plymouth, Minnesota, beginning at 10:00 a.m. (local time), and at any adjournments thereof. This proxy statement and the accompanying proxy card are furnished in connection with the proxy solicitation and are being mailed to shareholders beginning approximately May 10, 2002. The board recommends that shareholders vote in favor of items 1, 2, 3 and 4. Shares represented by properly executed and returned proxies will, unless otherwise specified on the proxy card, be voted FOR all of the nominees listed in item 1 and FOR Items 2, 3 and 4, as set forth on the proxy card, and will be voted in the discretion of the proxy holders as to any other matter that may properly come before the annual meeting. A shareholder voting through a proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy holder to vote, or withholds authority to vote, on a certain proposal shall not be considered present and entitled to vote on any such proposal.

      The proxy may be revoked at any time prior to its exercise by providing written notice of revocation or another proxy bearing a later date to the Secretary of Computer Network Technology Corporation at the address set forth above or at the annual meeting.

      We will pay expenses incurred in connection with the solicitation of proxies. Proxies are being solicited by mail. In addition, our directors, officers and other employees may solicit proxies personally or by telephone without additional compensation to them. We have requested brokerage houses, nominees, custodians, and fiduciaries to forward solicitation material to the beneficial owners of our common stock and will reimburse such persons for their expenses.

      CNT is pleased to offer its shareholders the opportunity to receive shareholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can receive shareholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your shareholder votes online. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. To sign up for electronic delivery, visit http://eproxy.com/cnt and enter information for all your CNT shareholdings. Your enrollment will be effective until canceled. If you have questions about electronic delivery, please call CNT Investor Relations at (763) 268-6130. By accepting CNT annual meeting materials online, you may incur costs from service providers such as your Internet access provider and your telephone company.

      Shareholders of record as of the close of business on April 26, 2002 are the only persons entitled to vote at the annual meeting. As of that date, there were issued and outstanding                               shares of our common stock, our only authorized and issued voting security. Each shareholder is entitled to one vote for each share held.

ELECTION OF DIRECTORS
(Item 1 on proxy card)

      Our by-laws provide that the number of directors that constitute our board shall be fixed from time to time by our shareholders and that directors shall be elected at the annual meeting and shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Our board recommends that the number of directors constituting our board be set at five and nominates the five persons named below for election as directors. Our board recommends a vote for the election of all nominees.

      The accompanying proxy will be voted in favor of the election of the following nominees as directors, each of whom is currently a director, unless the shareholder giving the proxy indicates to the contrary on the proxy. All nominees have agreed to stand for election at the annual meeting. If any nominee is not available as a candidate for director at the time of the annual meeting, the proxies will be voted for another nominee designated by our board to fill such vacancy, unless the shareholder giving the proxy indicates to the contrary on the proxy.

      The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote on the election of directors and present, in person or by proxy, at the annual meeting is required to elect each of the five nominees named below.

Nominees to the Board

      Thomas G. Hudson, 55, has served as our President and as our Chief Executive Officer since June 1996, as a director since August 1996 and as our Chairman of the Board since May 1999. From 1993 to June 1996, Mr. Hudson served as Senior Vice President of McGraw Hill Companies, a leading information services provider, serving also as General Manager of its F.W. Dodge Division, and as Senior Vice President, Corporate Development. From 1968 to 1993, Mr. Hudson served in a number of management positions at IBM Corporation, most recently as Vice President Services Sector Division. Mr. Hudson’s IBM career included varied product development, marketing and strategic responsibilities for IBM’s financial services customers and extensive international and large systems experience. Mr. Hudson is a graduate of the University of Notre Dame and New York University. Mr. Hudson attended the Harvard Advanced Management Program in 1990. Mr. Hudson also serves on the boards of directors of Ciprico, Inc. and Lawson Software, Inc.

      Patrick W. Gross, 57, has been a director since July 1997. Mr. Gross founded American Management Systems, Inc. (AMS) in 1970 where he serves as Chairman of the Executive Committee and Principal Executive Officer. AMS is a management consulting and systems integration firm applying information technology to business and management in both the public and private sectors. Between July 1968 and May 1970, Mr. Gross served on the staff of the U.S. Secretary of Defense in the Office of Systems Analysis. Mr. Gross is Chairman of Baker & Taylor Holdings, Inc., a private company, and serves as a director of Capital One Financial Corporation, Mobius Management Systems, Inc. and Liquidation Services, Inc. Mr. Gross is a graduate of Rensselaer Polytechnic Institute, University of Michigan and Stanford University.

      Erwin A. Kelen, 66, has been a director since June 1988. Mr. Kelen is President of Kelen Ventures and a principal with Quatris Fund, both private investment entities. Mr. Kelen is a private investor active in venture capital investments, investment management and helping small companies grow. From 1984 to 1990, Mr. Kelen was President and Chief Executive Officer of DataMyte Corporation, a wholly owned subsidiary of Allen Bradley Co. Mr. Kelen is also a director of Printronix, Inc., Insignia Systems, Inc. and CyberOptics Corporation. Mr. Kelen is a graduate of the Technical University of Budapest and the University of Minnesota Graduate School.

      John A. Rollwagen, 61, has been a director since June 1993 and served as our Chairman of the Board from December 1995 to May 1999. Mr. Rollwagen is a private investor and principal with Quatris Fund, a private investment entity. From January 1993 to May 1993, Mr. Rollwagen served as US. Department of Commerce Deputy Secretary-Designate. Beginning in 1975, Mr. Rollwagen served in executive capacities with Cray Research, Inc. Mr. Rollwagen served as Chairman and Chief Executive Officer of Cray from 1981 to 1993. Mr. Rollwagen serves as a director of Lexar Media, Inc. and PartnerRe Ltd., as well as several private companies. Mr. Rollwagen is a graduate of The Massachusetts Institute of Technology and Harvard Graduate School of Business Administration.

      Lawrence A. McLernon, 63, was appointed director in September 2001. Mr. McLernon is Executive Vice President of Dynegy Inc. and Chairman and Chief Executive Officer of Dynegy Global Communications, a principal business segment of Dynegy Inc. Mr. McLernon has served as an employee of Dynegy Inc. since September 2000. Prior to joining Dynegy Inc., Mr. McLernon was Chairman, President and Chief Executive Officer of Extant, Inc. between September 1998 and September 2000. Mr. McLernon began his career in the Bell system with assignments in New York Telephone and Bell Telephone Laboratories. Mr. McLernon is a director of various private companies. Mr. McLernon holds a bachelor’s degree from St. Bonaventure University.

Meetings and Committees of our Board

      The board held seven meetings during fiscal year 2001 and otherwise conducted business by written resolutions signed by all directors. Each director attended at least 75% of the total number of meetings of the board plus the total number of meetings of all committees of our board on which he served.

      The audit committee of our board recommends to our board the selection of independent auditors, reviews the activities and reports of the independent auditors, and reviews our internal accounting controls. The audit committee is comprised of Messrs. Gross, Kelen, McLernon and Rollwagen. The audit committee held two meetings in fiscal year 2001.

      The compensation committee of our board is comprised of Messrs. Gross, Kelen, McLernon and Rollwagen. The primary purpose of this committee is set forth in the “Report on Executive Compensation” contained in this Proxy Statement. The compensation committee held one meeting in fiscal year 2001 and otherwise conducted business by written resolutions signed by the Committee members.

      Mr. Lawrence Perlman served on our audit and compensation committees until his retirement from our board in June 2001. Mr. McLernon has served on the audit and compensation committees since his appointment to our board in September 2001.

      Our Board does not have a standing nominating committee.

Compensation of Directors

      Directors who are not employees receive a retainer of $5,000 per quarter, plus reimbursement of out-of-pocket expenses incurred on our behalf. During fiscal year 2001, each of our non-employee directors also received an option to purchase 20,000 shares of our common stock under our 1992 Stock Award Plan with the exception of Mr. McLernon. Mr. McLernon received a prorated option of 16,667 shares of our common stock under our 1992 Stock Award Plan based on his appointment to our board on September 4, 2001. In addition, Mr. McLernon also received a one-time initial director option under our 1992 Stock Award Plan to purchase 50,000 shares of our common stock.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of April 1, 2002, certain information with respect to all shareholders known to us to have been beneficial owners of more than 5% of our common stock, for each director and each executive officer named in the Summary Compensation Table on page 8, and all directors and executive officers as a group. Unless otherwise indicated, each person named in the table has sole voting and investment power as to the common stock shown.

	Amount and Nature
	of Beneficial	Percent of Common
Name and Address of Beneficial Owner	Ownership	Stock Outstanding

Kopp Investment Advisors(1) 7701 France Avenue South, Suite 500 Edina, Minnesota 55435	5,179,034	17.01%
Massachusetts Financial Services Company(2) 500 Boylston Street Boston, Massachusetts 02116	3,163,674	10.39%
Merrill Lynch & Co., Inc.(3) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	1,775,804	5.83%
Thomas G. Hudson(4)	668,746	2.15%
Erwin A. Kelen(5),(12)	479,577	1.56%
John A. Rollwagen(5)	215,000	*
Nick V. Ganio(6)	173,378	*
Patrick A. Gross(5),(12)	145,834	*
Mark R. Knittel(7)	145,730	*
Gregory T. Barnum(8)	125,600	*
William C. Collette(9)	98,101	*
Lawrence McLernon(5)	27,778	*
All executive officers and directors as a group (10 persons)(10)(11)	2,093,525	6.51%

*	Represents beneficial ownership of less than one percent of the outstanding common stock.

(1)	According to a Schedule 13G filed with the SEC on January 23, 2002, Leroy C. Kopp and Kopp Investment Advisors, Inc, are deemed to have beneficial ownership of 5,179,034 shares of our common stock.

(2)	According to a Schedule 13G/ A filed with the SEC on February 12, 2002, Massachusetts Financial Services Company, a registered investment advisor, is deemed to have beneficial ownership of 3,163,674 shares of our common stock.

(3)	According to a Schedule 13G filed with the SEC on February 5, 2002, Merrill Lynch & Co., Inc., is deemed to have beneficial ownership of 1,775,804 shares of our common stock.

(4)	Includes 597,406 shares of common stock that may be acquired upon exercise of incentive and non-qualified stock options that are currently exercisable or are exercisable within 60 days. Also includes 4,411 shares held by Fidelity Investments as trustee of our 401(k) plan.

(5)	Includes 266,667, 27,778, 210,000, 145,834 shares of common stock that may be acquired upon the exercise of non-qualified stock options held by Messrs. Kelen, McLernon, Rollwagen, and Gross, respectively. These options are currently exercisable or are exercisable within 60 days. Also includes 5,000 shares of common stock beneficially owned by Mr. Rollwagen in his individual retirement account.

(6)	Includes 171,439 shares of common stock that may be acquired upon exercise of incentive and non-qualified stock options that are currently exercisable or are exercisable within 60 days.

(7)	Includes 106,251 shares of common stock that may be acquired upon exercise of incentive and non-qualified stock options that are currently exercisable or are exercisable within 60 days.

(8)	Includes 113,751 shares of common stock that may be acquired upon exercise of incentive and non-qualified stock options that are currently exercisable or are exercisable within 60 days. Also includes 1,099 shares of common stock held by Fidelity Investments as trustee of our 401(k) plan.

(9)	Includes 88,748 shares of common stock that may be acquired upon exercise of incentive and non-qualified stock options that are currently exercisable or are exercisable within 60 days.

(10)	Includes 5,510 shares of common stock held by Fidelity Investments as trustee of our 401(k) plan for the benefit of Messrs. Hudson and Barnum.

(11)	Includes 1,739,405 shares of common stock that may be acquired upon exercise of incentive and non-qualified stock options. These options, including those discussed above, are currently exercisable, or become exercisable within 60 days. Includes only executive officers and directors as of April 1, 2002.

(12)	Messrs. Kelen and Rollwagen have effective 10(b)5-1 trading plans under which an aggregate of 215,000 shares of our common stock (as of April 1, 2002) may be sold. The terms of these plans have previously been disclosed by us pursuant to a filing of Form 8-K on February 11, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of our common stock, to file periodic reports of ownership and changes in ownership with the Securities and Exchange Commission. During fiscal year 2001, based solely on our review of the copies of such reports received by us and of written representations from certain reporting persons regarding filings required to be made by such persons, we believe that all persons made all filings required under Section 16(a) with respect to our common stock.

REPORT ON EXECUTIVE COMPENSATION

Overview

      The compensation committee of the CNT board is comprised entirely of independent, outside directors and is responsible for recommending to the board our executive compensation philosophy, for determining all aspects of the Chief Executive Officer’s compensation, and for review and approval of recommendations for compensation paid to other executives. The compensation committee is also responsible for administering our stock-based compensation plans. During fiscal year 2001, the compensation committee was comprised of Messrs. Gross, Kelen and Rollwagen. In addition, Mr. Lawrence Perlman served on the compensation committee until he retired from the board in June 2001. Mr. Lawrence McLernon has served on the compensation committee since his appointment to the board in September 2001.

      The primary objectives of executive compensation are to provide compensation that will attract, retain, reward and motivate a highly effective executive team who will lead CNT in achieving our business goals in a highly competitive and rapidly changing industry; to ensure that compensation opportunities for executives are competitively positioned and yet reasonable in light of its objectives; and to emphasize and reinforce the link of pay for individual and company performance.

      The compensation committee believes that CNT’s executive compensation program provides an overall level of compensation opportunity that is competitive with comparably sized companies within the computer industry.

Components of Executive Compensation

      Our total compensation for executives consists of annual cash compensation in the form of base salaries and bonuses, and long-term incentives in the form of participation in our executive deferred compensation plan and options to acquire common stock. In addition, executives are provided with the same level and types of benefits that are generally available to other employees. CNT’s executive compensation strategy is designed to base a significant portion of an executive’s overall compensation on our financial performance. The following sections describe each component of executive compensation.

Annual Cash Compensation

      Base salary and bonuses are established for CNT’s executives each year based on the executive’s job responsibilities, level of experience, overall performance and contributions, future potential, as well as information obtained with respect to competitive pay practices. Comparative compensation data was derived from an analysis of external compensation surveys encompassing companies of similar size and industry, and from outside consultants. Bonuses may be based on a combination of CNT’s annual bonus plan, individual performance bonuses or sales commissions. For fiscal year 2001, base salaries and bonuses for CNT’s executives, other than its Chief Executive Officer, were recommended to the compensation committee by CNT’s Chief Executive Officer, after consideration was given to the factors noted above and consultation with our Senior Director of Human Resources.

      CNT’s annual bonus plan is an incentive program which provides executives and other key contributors with the opportunity to earn a cash bonus if we achieve certain levels of performance measurements, with the level of bonus payment specifically tied to achievement of these measures. For fiscal year 2001, the key performance measurements were revenue growth and pre-tax profitability. For fiscal year 2002, the key performance measurement is pre-tax profitability.

      The annual bonus for an executive is determined by multiplying their eligible base compensation by our annual bonus plan factor and their individual annual bonus participation rate. CNT’s annual bonus plan factor is based on a chart which outlines payout percentages for achievement of defined levels of the key performance measurements. The annual bonus participation rate for each executive is based on the executive’s expected level of contribution to our overall financial performance.

      For fiscal year 2001, CNT’s annual bonus plan factor was 48% and the individual annual bonus participation rates for executives ranged from 30% to 70%. An executive having eligible compensation of $150,000 and an annual bonus participation rate of 40% would have earned a fiscal year 2001 annual bonus of $28,800.

      In addition, certain executives earned commissions and other bonuses in fiscal year 2001 by achieving various predetermined goals and objectives. For example, CNT’s Group Vice President of Worldwide Sales, Marketing and Services earned commissions and bonuses in fiscal year 2001 by achieving various revenue objectives.

      During the first fiscal quarter of 2001, CNT’s executive team initiated an overall cost reduction plan to reduce CNT’s quarterly expenses. As part of this plan, the executive management team’s annual base salaries were reduced by 10% effective May 1, 2001.

Long Term Incentives

      Stock options are a key tool to recruit, retain, and motivate executive officers and other key employees. The compensation committee determines the timing and number of stock option grants for our executives, including CNT’s Chief Executive Officer, based on the anticipated contribution of the executive to our overall financial performance and their level of responsibility within CNT. In determining the number of options to be granted, the compensation committee also takes into consideration the number of options then held by the executive. All stock options granted have an exercise price equal to fair market value on the date of grant, generally vest over a four year period and expire ten years from the date of grant.

      In fiscal 2001, options to purchase 630,000 shares of common stock were granted to selected members of the executive team at an exercise price of $8.78 and vest ratably over a four-year period from the grant date. CNT also granted the executive team options to purchase 14,265 shares of common stock in lieu of the 10%

salary reduction taken in the first fiscal quarter of 2001. These options were granted at a rate of .125 shares for every $1.00 in salary reduction and vest ratably over a two-year period.

      CNT’s executive deferred compensation plan provides eligible executives with the opportunity to defer compensation and receive a matching contribution equal to 20% of deferrals, up to an annual maximum of $10,000 per year. The matching contribution is fully vested after four years of service.

Compensation for CNT’s President and Chief Executive Officer

      The fiscal year 2001 compensation plan for CNT’s President and Chief Executive Officer, Thomas G. Hudson, included annual base salary of $297,000 and participation in CNT’s annual bonus plan at a rate of 70%. During the first fiscal quarter of 2001, Mr. Hudson’s annual base salary was reduced by 10% or $33,000, from $330,000. This was part of an overall cost reduction plan to reduce CNT’s quarterly expenses. Mr. Hudson’s participation in CNT’s annual bonus plan will remain at 70% for fiscal year 2002. There were 274,129 stock options granted to Mr. Hudson in fiscal year 2001. Mr. Hudson did not receive a stock option grant in fiscal year 2000. The option grants made to Mr. Hudson were based upon his performance and leadership with the company, along with the 10% salary reduction taken in the first fiscal quarter of 2001. The grants placed a significant portion of his total compensation at risk, since the options’ value depends on the appreciation of our common stock over the option term.

Internal Revenue Code Section 162(m)

      Internal Revenue Code Section 162(m) limits the deductibility of compensation over $1 million paid by a company to an executive officer in certain circumstances. Because CNT’s Stock Award Plan has been approved by CNT’s shareholders and because the maximum number of shares that may be awarded to any employee or other participant under our stock award plan in any calendar year is limited to 750,000 shares, the compensation committee believes that compensation with respect to any stock options granted to executive officers will qualify as performance-based compensation not subject to the $1 million limit under Section 162(m). The compensation committee does not otherwise currently have a policy with respect to Section 162(m) because the compensation committee believes that it is unlikely that such limit will apply to compensation paid by us to any of our executive officers for at least the current year.

PATRICK A. GROSS
ERWIN A. KELEN
LAWRENCE MCLERNON
JOHN ROLLWAGEN
Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

      The following table sets forth for our Chief Executive Officer and our four other most highly compensated executive officers information concerning compensation earned for services in all capacities during fiscal year 2001, as well as compensation earned by each such person for the three previous fiscal years (if the person was the Chief Executive Officer or another executive officer during any part of such fiscal year):

					Long Term
		Annual Compensation			Compensation
					Shares
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Options (#)	Compensation ($)

Thomas G. Hudson(1)	2001	$305,250	$102,564	$(102,016)	274,129	$12,500
Chairman of the Board,	2000	$330,000	$201,201	$(139,708)	—	$14,000
President and Chief	1999	$330,000	$11,880	$25,689	300,000	$11,000
Executive Officer

Nick V. Ganio(2)	2001	$212,750	$205,760	$3,807	92,878	$12,366
Group Vice President of	2000	$230,000	$270,777	$(7,123)	—	$12,842
Worldwide Sales,	1999	$192,500	$239,335	$10,209	30,000	$11,000
Marketing and Services

Mark R. Knittel(3)	2001	$185,000	$121,080	$(13,778)	92,503	$8,000
Group Vice President of	2000	$200,000	$115,660	$(14,387)	—	$6,003
Worldwide Product	1999	$180,000	$5,400	$5,791	90,000	$1,000
Operations

William C. Collette(4)	2001	$166,500	$83,931	$(7,281)	92,252	$2,932
Chief Technology Officer	2000	$180,000	$83,052	$(9,468)	—	$2,304
and Vice President of	1999	$165,000	$29,012	$4,998	45,000	$2,313
Advanced Technology

Gregory T. Barnum(5)	2001	$185,000	$203,280	$(10,782)	92,503	$4,690
Chief Financial Officer	2000	$200,000	$93,800	$(3,971)	—	$2,700
Vice President of	1999	$190,000	$4,560	$3,064	90,000	$1,960
Finance and Corporate Secretary

(1)	Mr. Hudson’s bonus in fiscal year 2001 consists of a $102,564 annual bonus. Other annual compensation in fiscal year 2001 consisted of a decline in value under our executive deferred compensation plan. All other compensation in fiscal year 2001 consisted of a $2,500 401(k) match and a $10,000 executive deferred compensation match.

(2)	Mr. Ganio’s bonus in fiscal year 2001 consisted of a $44,933 annual bonus and $160,827 of sales commissions and bonuses. Other annual compensation in fiscal year 2001 consisted of a decline in value under our executive deferred compensation plan. All other compensation in fiscal year 2001 consisted of a $2,366 401(k) match and a $10,000 executive deferred compensation match.

(3)	Mr. Knittel’s bonus in fiscal year 2001 consisted of a $26,640 annual bonus and $94,440 of performance bonus. Other annual compensation in fiscal year 2001 consisted of a decline in value under our executive deferred compensation plan. All other compensation in fiscal year 2001 consisted of a $2,317 401(k) match and a $5,683 executive deferred compensation match.

(4)	Mr. Collette’s bonus in fiscal year 2001 consisted of a $23,976 annual bonus and $59,955 of performance bonus. Other annual compensation” in fiscal year 2001 consisted of a decline in value under our executive deferred compensation plan. All other compensation in fiscal year 2001 consisted of a $2,425 401(k) match and a $507 executive deferred compensation match.

(5)	Mr. Barnum’s bonus in fiscal year 2001 consisted of a $53,280 annual bonus and $150,000 of performance bonus. Other annual compensation in fiscal year 2001 consisted of a decline in value under our executive deferred compensation plan. All other compensation in fiscal year 2001 consisted of a $3,250 401(k) match and a $1,440 executive deferred compensation match.

OPTION TABLES

      The following tables summarize stock option grants and exercises during fiscal year 2001 to or by the named officers and certain other information relative to such options.

Options Grants in Fiscal Year 2001

	Individual Grants
					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Shares	Total Options			of Stock Price Appreciation
	Underlying	Granted to			for Option Term(4)
	Options	Employees in	Exercise
Name	Granted	Fiscal Year	Price(3)	Expiration Date	5%	10%

Thomas G. Hudson(1)	270,000	9.27%	$8.78	April 4, 2011	$1,490,858	$3,778,126
(2)	4,129	.14%	$10.01	April 25, 2011	$25,993	$65,871
Nick V. Ganio(1)	90,000	3.09%	$8.78	April 4, 2011	$496,953	$1,259,375
(2)	2,878	.10%	$10.01	April 25, 2011	$18,118	$45,914
Mark R. Knittel(1)	90,000	3.09%	$8.78	April 4, 2011	$496,953	$1,259,375
(2)	2,503	.09%	$10.01	April 25, 2011	$15,757	$39,931
William C. Collette(1)	90,000	3.09%	$8.78	April 4, 2011	$496,953	$1,259,375
(2)	2,252	.08%	$10.01	April 25, 2011	$14,177	$35,927
Gregory T. Barnum(1)	90,000	3.09%	$8.78	April 4, 2011	$496,953	$1,259,375
(2)	2,503	.09%	$10.01	April 25, 2011	$15,757	$39,931

(1)	Subject to acceleration at the discretion of the compensation committee or upon the death or disability of the optionee, each option generally becomes cumulatively exercisable with respect to 25% of the shares covered on each of the first four anniversaries of the grant date.

(2)	Subject to acceleration at the discretion of the compensation committee or upon the death or disability of the optionee, each option generally becomes cumulatively exercisable with respect to 50% of the shares covered on December 31, 2001 and 50% on December 31, 2002.

(3)	Fair market value per share on the date of grant as determined in accordance with our stock award plan.

(4)	The 5% and 10% assumed rate of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price.

Aggregated Option Exercises In Fiscal Year 2001 and Year-End Option Values

			Number of Shares	Value of Unexercised
	Shares		Underlying Unexercised	In-The-Money Options
	Acquired on	Value	Options at Fiscal Year-End(#)	at Fiscal Year-End(2)
Name	Exercise(#)	Realized(1)	Exercisable/Unexercisable(3)	Exercisable/Unexercisable(3)

Thomas G. Hudson	45,954	$710,941	454,906 / 540,815	$4,824,000 /	$4,659,114
Nick V. Ganio	—	—	78,939 / 188,939	$1,061,000 /	$2,399,353
Mark R. Knittel	55,000	$771,008	61,251 / 166,252	$220,411 /	$1,469,290
William C. Collette	13,750	$191,159	54,998 / 137,376	$452,186 /	$1,394,588
Gregory T. Barnum	9,000	$112,240	84,501 / 168,752	$550,256 /	$1,490,000

(1)	The dollar value realized is equal to the difference between the closing market value on the date the shares were exercised and the exercise price.

(2)	The dollar value of unexercised in-the-money options at fiscal year end is equal to the difference between the market value of the shares underlying the options and the exercise price.

(3)	This represents options as of the end of fiscal year 2001.

Equity Compensation Plan Information

	(a)	(b)	(c)

			Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance
	be Issued Upon	Exercise Price of	Under Equity Compensation
	exercise of Outstanding	Outstanding	Plans (excluding securities
Plan Category	Options	Options	reflected in column (a))

Equity Compensation Plans Approved by Shareholders	3,190,306	$11.03	5,259,694
Equity Compensation Plans Not Approved by Shareholders	2,562,257	$13.17	767,743

Total	5,752,563	$11.99	6,027,437

      We have not submitted to our shareholders for approval our 1997 Restricted Stock Plan or our 1999 Non-Qualified Stock Award Plan. Following is a brief description of each such plan.

      The 1997 plan generally permits us to make stock awards at the discretion of the compensation committee to full-time employees of CNT, or any subsidiary thereof, who is not, at the time of such award, an officer or director of CNT. Stock awards also may be granted to certain other individuals set forth in the plan, provided that the maximum number of shares that may be granted to any eligible participant under the plan in any fiscal year may not exceed 25,000 shares (subject to adjustment pursuant to the plan). We have reserved a total of 100,000 shares of our common stock for issuance under the 1997 plan. As of April 1, 2002, we have made awards under the 1997 plan equaling a total of 98,100 shares of our common stock.

      The 1999 plan generally permits us to make grants in the form of options, restricted stock, stock, or any other stock-based awards to employees of CNT or any subsidiary. We have reserved a total of 3,230,000 shares of our common stock for issuance under the 1999 plan. As of April 1, 2002, we have made awards under the 1999 plan equaling a total of 2,869,800 shares of our common stock.

EMPLOYMENT AGREEMENTS

      We have entered into an employment agreement with Thomas G. Hudson to serve as our President and Chief Executive Officer. Mr. Hudson’s annual base salary has been set at $330,000, prior to the 10% reduction effective May 1, 2001 related to our cost reduction plan. For fiscal 2002, the compensation committee approved Mr. Hudson’s participation rate in our annual bonus plan to remain at 70%. If Mr. Hudson’s employment ends by reason of termination without cause, then we will continue to pay Mr. Hudson’s base salary and reimburse him for expenses incurred to retain ongoing COBRA benefits, at the rate then in effect, for a period of one year following the date of termination, provided that if termination occurs upon or within six months after a change of control, he shall receive a lump sum payment equal to one year’s base salary.

      We have entered into an employment arrangement with Nick V. Ganio, Group Vice President of Worldwide Sales, Marketing and Services which, upon termination of employment other than for cause, provides for severance equal to his base salary for a period of six months, with the opportunity for an additional six months of severance in the event he has not found employment.

COMPARATIVE STOCK PRICE PERFORMANCE

      The graph below compares the cumulative total shareholder return on our common stock for the last five fiscal years with the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index (Nasdaq Total Return Index) and the Computer Manufacturers Nasdaq Industry Category Index (Nasdaq Computer Manufacturers Index) for the same periods as compiled by the Center for Research in Security Prices of the University of Chicago Graduate School of Business (assuming the investment of $100 in our common stock, The Nasdaq Total Return Index and The Nasdaq Computer Manufacturers Index on December 31, 1996, and reinvestment of all dividends). The Nasdaq Computer Manufacturers Index is comprised of all companies listed on The Nasdaq Stock Market with SIC Code No. 357. We will promptly make available a list of the companies comprising the Nasdaq Computer Manufacturers Index on the request of a shareholder in writing to our Secretary at the address set forth on the first page of this proxy statement.

	12/31/96	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01

CNT Common Stock	100.0	70.0	250.0	458.8	576.3	355.8

Nasdaq Total Return Index (US Companies)	100.0	122.5	172.7	320.9	193.0	153.1

Nasdaq Computer Manufacturers Index	100.0	120.8	262.8	557.8	314.2	216.5

PROPOSAL TO AMEND THE 1992 EMPLOYEE STOCK PURCHASE PLAN

(Item 2 on proxy card)

Approval of Amendment of Employee Stock Purchase Plan

      Our 1992 Employee Stock Purchase Plan was adopted by our board and approved by our shareholders in 1992 and 1,100,000 shares of common stock are reserved for issuance. Our board has adopted, subject to shareholder approval, an amendment to the 1992 plan to increase the number of shares authorized for issuance thereunder from 1,100,000 shares to 1,500,000 shares, an increase of 400,000 shares. A copy of the 1992 plan, incorporating all amendments made to date, including the amendment being submitted for shareholder approval, is attached as Exhibit A. As of January 31, 2002, there were 93,918 shares of common stock available for future purchases under the 1992 plan.

      The increase in the number of authorized shares under the 1992 plan is necessary to enable us to continue to offer employees the opportunity to purchase shares of common stock under the 1992 plan and to accommodate the growth in the number of employees. The shareholders are being asked to approve this amendment to the 1992 plan at the annual meeting.

Purpose

      The purpose of the 1992 plan is to provide eligible employees with an opportunity to acquire a proprietary interest in CNT through the purchase of common stock and, thereby, to develop a stronger incentive to work for the continued success of CNT. The 1992 plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code.

Administration

      The 1992 plan is administered by the compensation committee. Subject to the provisions of the 1992 plan, the compensation committee is authorized to determine any questions arising in the administration, interpretation, and application of the 1992 plan, and to make such rules as are necessary to carry out its provisions.

Eligibility and Number of Shares

      A total of 1,100,000 shares of common stock are reserved for issuance under the 1992 plan (subject to appropriate adjustments by the compensation committee in the event of certain changes in the outstanding shares of common stock by reason of a stock dividend, stock split, corporate separation, recapitalization, merger, consolidation, combination, exchange of shares and the like). Shares delivered pursuant to the 1992 plan shall be newly issued common stock.

      Currently, any employee of CNT or one of its affiliates is eligible to participate in the 1992 plan for any “purchase period” so long as, on the first day of such purchase period, the employee’s customary employment is: (i) at least 20 hours per week; and (ii) for more than five months in any calendar year. As of December 1, 2001, purchase periods are the six-month periods ending June 30 and December 31 each year. Before December 1, 2001, purchase periods ended on May 31 and November 30 each year. To implement the transition to the new purchase periods, there is a seven month purchase period from December 1, 2001 through June 30, 2002.

      Any eligible employee may elect to become a participant in the 1992 plan by filing an enrollment form in advance of the purchase period in which the employee wishes to participate. The enrollment form authorizes payroll deductions beginning with the first payday in the purchase period and continuing until the employee withdraws from the 1992 plan or ceases to be eligible to participate.

      No employee may be granted the right to purchase common stock under, or otherwise participate in, the 1992 plan if after the purchase such employee would own (or have the right to purchase) stock of CNT possessing 5% or more of the total combined voting power or value of all classes of stock of CNT.

      As of April 1, 2002, approximately 800 employees were eligible to participate in the 1992 plan for the current plan period.

Participation

      An eligible employee who elects to participate in the 1992 plan authorizes CNT to make payroll deductions of between 1% and 10% of the employee’s “compensation” as defined in the 1992 plan.

      A participant may, at any time during the purchase period, elect to reduce (but not increase) the amount of deductions or to make no further deductions, as set forth in greater detail in the 1992 plan. A participant may also elect to withdraw from the 1992 plan at any time before the end of a purchase period. In the event of a withdrawal, all future payroll deductions will cease and the amounts withheld will be paid to the participant in cash within 60 days (without interest). Any participant who stops payroll deductions may not thereafter resume payroll deductions for that purchase period, and any participant who decreases payroll deductions may not thereafter further decrease or increase such deductions, except that he or she may stop further deductions.

      Amounts withheld under the 1992 plan are held by CNT as part of its general assets until the end of the purchase period and then applied to the purchase of common stock of CNT as described below. No interest is credited to a participant for amounts withheld.

Purchase of Stock

      Amounts withheld for a participant in the 1992 plan are used to purchase common stock as of the last business day of the purchase period at a price equal to 85% of the lesser of the market price (as defined in the 1992 plan) of a share of common stock on either the first or last business day of the purchase period. All amounts so withheld are used to purchase the largest number of whole shares of common stock purchasable with such amount, unless the participant has properly notified the compensation committee in advance that he or she elects to purchase a lesser number of whole shares or to receive the entire amount in cash. If the purchases by all participants would exceed the number of shares of common stock available for purchase under the 1992 plan, each participant will be allocated a ratable portion of such available shares. Any amount not used to purchase shares of common stock will be paid to the participant in cash within 60 days after the end of the purchase period. No more than $5,000 may be withheld by any participant to purchase shares of common stock under the 1992 plan during any purchase period.

      As soon as practicable after the close of the purchase period, we issue and deliver to participants certificates representing the respective shares of common stock purchased under the 1992 plan.

      No more than 2,500 shares of common stock and other stock may be purchased under the 1992 plan and all other employee stock purchase plans (if any) of CNT and any subsidiary corporations of CNT by any participant for each purchase period.

Death, Disability, Retirement, or Other Termination of Employment

      If the participant’s employment terminates because the employee has died, becomes permanently disabled, or has retired at or after age 65 (or earlier with the consent of the compensation committee), the participant (or his or her legal representative) may either: (i) withdraw from the 1992 plan, in which case all amounts withheld and not previously used to purchase common stock pursuant to the 1992 plan will be refunded in cash; or (ii) elect to receive a refund of only a portion of such amounts and to apply the balance toward the acquisition of common stock at the end of the purchase period. Any such election must be made within three months of the event causing termination of employment, but not (except in the case of death) later than the conclusion of the purchase period. If no notice of election is filed with the compensation committee within the prescribed period, the participant will be deemed to have elected to withdraw from the 1992 plan.

      If a participant’s employment terminates for any other reason, we will refund in cash all amounts withheld and not previously used to purchase common stock under the 1992 plan.

Rights Not Transferable

      The rights of a participant in the 1992 plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the 1992 plan may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution.

Amendment or Modification

      Our board may at any time amend or modify the 1992 plan, provided that approval by our shareholders is required to: (i) increase the number of shares of common stock to be reserved under the 1992 plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations combinations, exchanges of shares and the like); (ii) decrease the minimum purchase price (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations combinations, exchanges of shares and the like); (iii) withdraw the administration of the 1992 plan from the compensation committee; or (iv) change the definition of employees eligible to participate in the Stock Purchase Plan.

Termination

      All rights of participants in any offering under the 1992 plan will terminate at the earlier of: (i) the conclusion of the purchase period ending June 30, 2012; (ii) the day participants become entitled to purchase a number of shares of common stock equal to or greater than the number of shares remaining available for purchase; or (iii) at any time, at the discretion of our board, after 30 days’ notice has been given to all participants.

      Upon termination, shares of common stock available under the 1992 plan will be issued to participants and cash, if any, previously withheld and not used to purchase common stock will be refunded to the participants, as if the 1992 plan were terminated at the end of a purchase period.

Federal Tax Considerations

      No income will be recognized by participants due to their purchase of shares under the 1992 plan until the disposal of those shares or the death of the participant. Participants who hold their shares for more than one year or die while holding their shares will have ordinary income in the year of disposition or death equal to the lesser of: (i) the excess of the fair market value of the shares on the date of disposition or death over the purchase price paid by the participant; or (ii) the excess of the fair market value of the shares on the first day of the purchase period in which they were purchased by the participant over the purchase price paid by the participant. If the holding period has been satisfied when the participant sells the shares or the participant dies while holding the shares, we will not be entitled to any deduction in connection with the shares.

      Participants who dispose of their shares within the one-year period after the shares are transferred to them will be considered to have realized ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the date they were purchased by the participant and the price paid by the participant. If such dispositions occur, we generally will be entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.

      Participants will have a basis in their shares equal to the purchase price of their shares plus any amount that must be treated as ordinary income at the time of their disposition of the shares. Any gain realized on the disposition of shares acquired under the 1992 plan in excess of the basis will be capital gain.

Board Recommendation and Voting Requirements

      Our Board recommends a vote FOR approval of the amendment to the 1992 plan. Provided a quorum is present, the affirmative vote of holders of a majority of the voting power of the outstanding shares of common stock entitled to vote on this item and present, in person or by proxy, at the annual meeting is required for approval of the amendment to increase the number of shares of common stock reserved for issuance under the 1992 plan by 400,000. Proxies solicited by our board will be voted for approval of the amendment, unless shareholders specify otherwise in their proxies.

PROPOSAL TO ADOPT THE 2002 STOCK AWARD PLAN

(Item 3 on proxy card)

Approval of 2002 Stock Award Plan

      The 2002 Stock Award Plan (“the Stock Award Plan”) was adopted by our board, subject to shareholder approval, on March 30, 2002. One million shares of our common stock are reserved for issuance under the stock award plan. A copy of the stock award plan is attached to the proxy as Exhibit B.

      Our board of directors believes that stock based compensation has been and will continue to be an important compensation element in attracting, retaining, and motivating key employees. Our board believes that the stock award plan is necessary in order to allow CNT to continue to offer incentive stock options and to allow CNT to make stock based awards to officers and directors.

      As of January 31, 2002, there were 1,666,748 shares of common stock available for future grants of options and other stock based awards under the 1992 plan and 445,800 shares of common stock available for future grants of options and other stock based awards under our 1999 Non-Qualified Stock Award Plan. After March 4, 2002, no additional incentive stock options could be awarded under the 1992 plan. This is because under the tax law, awards for incentive stock options must be issued within 10 years of the effective date of the plan under which such awards are granted. Since the 1992 plan was adopted March 5, 1992, incentive stock options may no longer be granted under that plan. Because the 1999 Non-Qualified Stock Award Plan has not been approved by shareholders, no incentive stock options may be granted under it and no awards may be made to officers or directors of the Company or its affiliates.

      Our board recognizes the need to continue to make stock based awards to recruit, retain and motivate key employees and other company representatives, including outside directors, and to use such awards in connection with any growth in the number of employees. The shareholders are being asked to approve the stock award plan at the annual meeting.

Purpose

      The purpose of the stock award plan is to assist CNT in recruiting and retaining key employees and other CNT representatives, including outside directors, and to motivate them to produce a superior return for our shareholders by offering an opportunity to realize stock appreciation, facilitating stock ownership, and rewarding a high level of corporate financial performance.

Administration

      The stock award plan is administered by the compensation committee, a committee of our board composed of two or more directors who are non-employee directors. The compensation committee has the exclusive power to adopt and revise rules relating to the stock award plan and to determine the timing of grants, identity of recipients, the form and amount of each award and other terms and conditions of awards. However, our board has the sole power to grant awards to outside directors. The compensation committee may delegate its responsibilities under the stock award plan (and that authority may be redelegated) to members of CNT’s management and others with respect to the selection and grant of awards to employees of CNT who are not deemed to be officers, directors, or 10% shareholders of CNT under applicable federal securities laws.

      Under the stock award plan, the compensation committee may require or permit employees to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

Eligibility and Number of Shares

      Officers, other employees, directors, consultants, and independent contractors of CNT and its affiliates are eligible to receive awards under the stock award plan. CNT currently has approximately 790 employees and directors who are eligible to receive awards under the stock award plan.

      Subject to shareholder approval of the plan, the number of shares of our common stock available for issuance under the stock award plan is 1,000,000 (subject to adjustment for stock splits, stock dividends, and similar changes in the CNT’s capitalization, and acquisitions as noted below). The compensation committee may grant awards under the stock award plan to employees and other representatives of entities acquired by CNT in substitution for stock-based awards previously granted to them by the acquired entity and such awards may have terms and conditions that vary from those specified in the stock award plan. The stock award plan provides that the maximum number of shares available for distribution under its terms will be increased to take into account any awards granted in substitution for stock-based awards previously granted by an acquired entity.

      The maximum number of shares that may be awarded by incentive stock options is 1,000,000. In addition, no employee participating in the stock award plan may receive options to purchase more than 750,000 shares of common stock in any one calendar year.

      The stock award plan provides that all awards are subject to agreements containing the terms and conditions of the awards. These agreements are entered into by the recipients of the awards and CNT when the awards are granted. Agreements with employees are subject to amendment, including unilateral amendment by CNT (upon authorization of the compensation committee), unless such amendments are determined by the compensation committee to be materially adverse to the recipient and are not required as a matter of law. Any shares of common stock subject to awards under the stock award plan that are not used because the terms and conditions of the awards are not met may be reallocated under the stock award plan as though they had not previously been awarded. In addition, the stock award plan provides that if a recipient uses shares of CNT’s common stock to pay the purchase or exercise price of an award or to satisfy tax withholding obligations related to an award, only the net number of shares shall be deemed to be issued for purposes of determining the maximum number of shares available under the stock award plan.

      The stock award plan permits the compensation committee to establish terms and conditions of awards that the committee determines to be necessary or appropriate to conform to requirements or practices of jurisdictions outside the United States. This provision gives the compensation committee flexibility to establish different terms and conditions to make available tax or other benefits to employees and other service providers who are subject to the laws of foreign jurisdictions.

Types of awards

      The types of awards that may be granted under the stock award plan include incentive and non-qualified stock options, performance units, restricted stock, stock and other stock-based awards. Subject to the restrictions described in this proxy statement with respect to incentive stock options, these awards are exercisable by the recipients at such times as determined by the compensation committee. No award is assignable or transferable by a recipient. However, under the stock award plan, the compensation committee, in its discretion, may permit transfers of awards in the event of death or when the award (other than incentive stock options) are transferred to members of the recipient’s immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the recipient receives no consideration for the transfer.

      Incentive and Non-qualified Stock Options. Both incentive stock options and non-qualified stock options may be granted to recipients at such exercise prices as the compensation committee may determine, but not less than 100% of their fair market value (as defined in the stock award plan) as of the date the option is granted. Stock options may be granted and exercised at such times as the compensation committee may determine, except that unless applicable federal tax laws are modified: (i) no incentive stock options may be granted more than ten years after the effective date of the stock award plan; (ii) an incentive stock option shall not be exercisable more than ten years after the date of grant; and (iii) the aggregate fair market value of the shares of CNT’s common stock with respect to which incentive stock options held by an employee under the stock award plan or any other plan of CNT or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Incentive stock options may only be granted to employees of CNT and its subsidiaries. The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased, or in a combination of cash and stock, as determined by the compensation committee. The compensation committee may permit participants to exercise options and simultaneously sell the stock purchased upon such exercise and use the sale proceeds to pay the purchase price and/or any required withholding taxes. The compensation committee may provide, at or after the grant of a stock option, that a recipient who surrenders shares of stock in payment of an option shall be granted a new incentive or non-qualified stock option covering a number of shares equal to the number of shares tendered.

      Performance Units. Performance units entitle the recipient to payment in amounts determined by the compensation committee based upon the achievement of specified performance targets during a specified term. Payments with respect to performance units may be paid in cash, shares of common stock, or a combination of cash and common stock, as determined by the compensation committee.

      Restricted Stock, Stock and Other Stock-Based Awards. The compensation committee is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The compensation committee shall determine the persons to whom such awards are made, the timing and amount of such awards, and all other terms and conditions. Common stock granted to recipients may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the compensation committee may determine. Unless forfeited, the recipient of restricted common stock will have all other rights of a shareholder, including voting and dividend rights.

      Outside Director Awards. Outside directors may, at the discretion of our board and in accordance with the terms of the stock award plan, be granted awards at various times, including when an outside director is first elected or appointed to the board, when an outside director is re-elected to the board or at other times as may be deemed appropriate.

Acceleration of Awards, Lapse of Restrictions, Forfeiture

      The compensation committee may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of options or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of a change in control of CNT, other fundamental changes in the corporate structure of CNT, the death or retirement of the recipient, or such other events as the compensation committee may determine. The compensation committee may provide that certain awards may be exercised in certain events after the termination of employment or death of the recipient.

Adjustments, Modification, Termination

      The stock award plan provides the compensation committee with discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the option price of outstanding options, and performance targets for, and payments under, outstanding awards of performance units in the event of mergers, recapitalization, stock dividends, stock splits, reverse stock splits, or other relevant changes. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such other events as may be specified by the compensation committee, which may include changes in CNT’s accounting practices or changes in the recipient’s title or employment responsibilities. The stock award plan also gives our board the right to terminate, suspend, or modify the stock award plan, except that amendments to the stock award plan are subject to shareholder approval if needed to comply with the incentive stock option provisions of federal tax law. Under the stock award plan, the compensation committee may cancel outstanding options and performance units generally in exchange for cash payments to the recipients in the event of certain dissolutions, liquidations, mergers, statutory share exchanges, or other similar events involving CNT. The compensation committee may take appropriate action with respect to awards in the event of the divestiture or spin off of an affiliate or line of business of CNT.

Federal Tax Considerations

      Incentive Stock Options. No taxable income to a recipient will be realized, and CNT will not be entitled to any related deduction, at the time any incentive stock option is granted under the stock award plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and CNT will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. CNT will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

      Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by the recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), the recipient will be considered to have realized compensation, taxed as ordinary income in the year of disposition, in an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. CNT will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

      The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

      Non-Qualified Stock Options. No taxable income to a recipient will be realized, and CNT will not be entitled to any related deduction, at the time any non-qualified stock option is granted under the stock award plan. Generally, at the time shares are transferred to the recipient pursuant to the exercise of a non-qualified stock option, the recipient will realize ordinary income, and CNT will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be treated as a capital gain or loss.

      Restricted and Unrestricted Stock. Unless the recipient files an election to be taxed under Section 83(b) of the internal revenue code, (i) the recipient will not realize income upon the grant of restricted stock, (ii) the recipient will realize ordinary income, and CNT will be entitled to a corresponding deduction when the restrictions have been removed or expire and (iii) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the internal revenue code, the tax consequences to the recipient and CNT will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. With respect to awards of unrestricted stock, (i) the recipient will realize ordinary income and CNT will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (ii) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of the grant. When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

      Performance Units. Generally: (i) the recipient will not realize income upon the grant of a performance unit award; (ii) the recipient will realize ordinary income, and CNT will be entitled to a corresponding deduction, in the year cash, shares of common stock, or a combination of cash and shares of common stock are delivered to the recipient upon payment of the performance unit award; and (iii) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. When the recipient disposes of shares received in payment of a performance unit award, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

Withholding

      The stock award plan permits CNT to withhold from cash awards, and to require a recipient receiving common stock under the stock award plan to pay CNT, in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the compensation committee may permit or require a recipient of a stock award to cover withholding obligations through a reduction in the number of shares delivered to such recipient or the surrender to CNT of shares previously received by the recipient.

Company Tax Deductions

      The internal revenue code limits the allowable deduction for compensation paid to or accrued with respect to the Chief Executive Officer and each of the four other most highly compensated employees of a publicly held corporation to no more than $1 million per year. Certain types of compensation are exempted from this deduction limitation, including compensation subject to: (i) the attainment of an objective performance goal or goals; (ii) an outside director requirement; and (iii) a shareholder approval requirement. The deduction with respect to any stock option meeting the requirements described above is not subject to the $1 million per employee per year deduction limitation.

      The tax deduction of CNT with respect to any other stock option is determined when the option is exercised by the option holder. To the extent the option is treated as a non-qualified option, the deductible amount generally will equal the difference between the fair market value of the common stock on the date of exercise and the exercise price of the option, multiplied by the total number of options exercised.

      The stock options of CNT granted pursuant to the stock award plan are awarded at a price not less than the fair market value of the Common Stock on the date of the grant. Thus, such options are treated as “performance-based” compensation under the first requirement of the internal revenue code set forth above. The Board plans to continue to review the composition of the compensation committee to ensure that it will consist entirely of “outside directors” (as such term is defined by the internal revenue code) in order to satisfy the second requirement of the internal revenue code set forth above.

      In order to satisfy the final requirement of the internal revenue code set forth above, the stock award plan sets at 750,000 the maximum number of shares subject to options that can be awarded to any single employee during a calendar year. The purpose of this 750,000 share limit is to afford our board and the compensation committee great flexibility in connection with the recruitment and retention of executives and other high level employees. In satisfying the requirements of the internal revenue code, the stock award plan qualifies the stock options granted under it so as to preserve the corresponding tax deductions of CNT if and when such stock options are exercised.

Board Recommendation and Voting Requirements

      The Board recommends a vote FOR approval of the stock award plan. Provided a quorum is present, the affirmative vote of holders of a majority of the voting power of the outstanding shares of common stock entitled to vote on this item and present, in person or by proxy, at the annual meeting is required for approval of the stock award plan. Proxies solicited by our board will be voted for approval of this amendment, unless shareholders specify otherwise in their proxies.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT AUDITORS
(Item 4 on proxy card)

      KPMG LLP has audited our financial statements since 1984 and has no other relationship with or interest in us. Our board, based on the recommendation of the audit committee, has again appointed KPMG LLP to serve as our independent auditors for the fiscal year ending January 31, 2003, subject to ratification by the shareholders. If the shareholders do not ratify the appointment of KPMG LLP, our board will select another firm of independent auditors. Proxies solicited by our board will be voted to ratify the appointment of KPMG LLP, unless shareholders specify otherwise in their proxies. Representatives of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions.

     Audit Fees:

      Audit fees billed to us by KPMG LLP during fiscal year 2001 for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $171,000.

     Financial Information Systems Design and Implementation Fees:

      We did not engage KPMG LLP to provide advice to us regarding financial information systems design and implementation during fiscal year 2001.

     All Other Fees:

      Fees billed to us by KPMG LLP during fiscal year 2001 for all other non-audit services rendered to us, including tax related services and audits of certain businesses acquired during the year, review of registration statements and issuance of consents, totaled $42,000.

      The audit committee has considered whether the provision of all other services by KPMG LLP is compatible with maintaining independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The audit committee of the CNT board is responsible for overseeing management’s financial reporting practices and internal controls. Nasdaq listing standards require that all Nasdaq-listed companies have audit committees composed of at least three outside, independent directors. Our audit committee was composed of four outside, independent directors during fiscal 2001.

      The audit committee acts under a written charter that was first adopted and approved by the CNT board on May 25, 2000.

      In connection with our consolidated financial statements for the fiscal year ended January 31, 2002, the audit committee has:

•	reviewed and discussed the audited financial statements with management and with representatives of KPMG LLP, our independent auditors;

•	discussed with our independent auditors the matters required to be discussed by Statement On Auditing Standards No. 61 (Communications with Audit Committees); and

•	received from our independent auditors the disclosures regarding KPMG LLP’s independence as required by Independence Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the independence of KPMG LLP with representatives of our independent auditors.

      Based on these actions, the audit committee has recommended to the CNT board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2002, as filed with the Securities and Exchange Commission.

PATRICK A. GROSS
ERWIN A. KELEN
LAWRENCE MCLERNON
JOHN ROLLWAGEN
Members of the Audit Committee

SHAREHOLDER PROPOSALS AND OTHER MATTERS

      We must receive any shareholder proposals for our 2003 annual meeting by January 11, 2003 in order to be included in the proxy statement for that meeting. The proposals also must comply with all applicable statutes and regulations.

      At the time this proxy statement was mailed, our board was not aware of any matters to be presented for action at the annual meeting other than those discussed in this proxy statement. If other matters properly come before the meeting, the proxy holders have discretionary authority — unless it is expressly revoked — to vote all proxies in accordance with their discretion.

      Our Annual Report to Shareholders for fiscal year 2001, including financial statements, but excluding exhibits, is being mailed with this proxy statement to those shareholders entitled to notice of the annual meeting and who did not elect to receive annual reports and proxy statements electronically. No part of our annual report is incorporated herein and no part is to be considered proxy soliciting materials.

      This proxy statement and annual report for fiscal year 2001 may be viewed online at www.cnt.com/financials. If you are a shareholder of record, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card or by following the instructions provided if you vote by Internet or by phone. If you choose this option, you will receive a proxy form in May listing the Web site locations and your choice will remain in effect until you notify CNT by mail that you wish to resume mail delivery of these documents. If you hold your CNT stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

      If a shareholder requests copies of any exhibits to the Form 10-K, we will require the payment of a fee covering our reasonable expenses in furnishing such exhibits. Any such requests should be addressed to Investor Relations, CNT, 6000 Nathan Lane North, Minneapolis, Minnesota 55442.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory T. Barnum
Vice President of Finance, Chief Financial Officer and Corporate Secretary

Minneapolis, Minnesota
May      , 2002

EXHIBIT A

1992 EMPLOYEE STOCK PURCHASE PLAN

(as amended through October 2001)

      1. Purpose and Scope of Plan. The purpose of the 1992 Employee Stock Purchase Plan (the “Plan”) is to provide the employees of Computer Network Technology Corporation (the “Company”) and its affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 473(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

      2. Definitions

2.1 Whenever used in this Plan:

(a) “Affiliate” means any parent or subsidiary corporation of the Company as defined in Sections 424(e) and 424(f) of the Code and whose participation in the Plan has been approved by the Board of Directors.

(b) Intentionally Omitted

(c) “Board of Directors” means the board of directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board of Directors.

(f) “Common Stock” means the common stock, par value $.01 per share, of the Company.

(g) “Company” means Computer Network Technology Corporation.

(h) “Compensation” means the wages, tips and other compensation paid to a Participant by the Company or an Affiliate and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the calendar year but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Compensation shall be determined on a cash basis. Provided, however, that Compensation shall include elective contributions made by the Company or an Affiliate on behalf of a Participant that are not includible in gross income under sections 125, 402(a)(8), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by a Participant under a cafeteria plan or any other qualified cash or deferred arrangement under section 401(k) of the Code. Provided, further that Compensation shall exclude all of the following: (i) reimbursements or other expense allowances including foreign service allowances, station allowances, foreign tax equalization payment and other similar payments; (ii) welfare and fringe benefits (both cash and non-cash) including third-party sick pay (i.e., short-term and long-term disability insurance benefits), income imputed from insurance coverages and premiums, employee discounts and other similar amounts, payments for vacation or sick leave accrued but not taken, final payments on account of termination of employment (i.e., severance payments) and settlement for accrued but unused vacation and sick leave; (iii) moving expenses; (iv) deferred compensation (both when deferred and when received); (v) the Saturday Night Stay-over Program; and (vi) any income related to the exercise of nonqualified stock options, the sale of stock within eighteen months of receipt under the Employee Stock Purchase Plan, the stock options received pursuant to any Company or Affiliate stock option plan, or the vesting of restricted stock under any Company or Affiliate stock award plan.

(i) “Eligible Employee” means any employee of the Company or an Affiliate whose customary employment is (i) at least 20 hours per week and (ii) for more than 5 months in any calendar year, provided, however, that “Eligible Employee” shall not include any person who would be deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

(j) Intentionally Omitted

(k) “Fair Market Value” as of any date means:

(i) the closing sale price of a share of Common Stock on the date specified or, if no sale of shares of Common Stock shall have occurred on that date, on the next preceding day on which a sale occurred of shares on the National Association of Securities Dealers Inc. Automated Quotations National Market System (“NMS”), or

(ii) if the shares of Common Stock are not quoted on the NMS, what the Committee determines in good faith to be the fair market value of a share of Common Stock on that date.

If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14 hereof.

(l) “Participant” means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.

(m) “Plan” means this 1992 Employee Stock Purchase Plan.

(n) “Purchase Period” through November 30, 2001, means each six-month period ending on November 30 and May 31; and commencing December 1, 2001, means the period from December 1, 2001 and ending June 30, 2002; and thereafter, each six month period ending on June 30 and December 31 during the remainder of the term of this Plan.

(o) “Stock Purchase Account” means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

      3. Scope of the Plan. Options to purchase shares of Common Stock may be granted by the Company to Eligible Employees during the period commencing July 1, 1992 and ending June 30, 2012 as hereinafter provided, but not more than 1,100,000 shares of Common Stock (1,500,000 shares of Common Stock, effective October 30, 2001, but subject to shareholder approval at the next scheduled shareholder meeting) shall be purchased pursuant to such options. Shares shall be subject to adjustment as provided in Section 14 hereof. Provided, however, that if shareholder approval is not obtained for the increase in the number of shares available for issuance under the Plan from 1,100,000 to 1,500,000, then in the final Purchase Period for which Common Stock is available for purchase under the Plan the shares then available (determined without regard to the increase in available shares) shall be allocated among the Participants pro-rata based on the relative amount of contributions made by each during the Purchase Period, with any amount not used to purchase Common Stock refunded to the Participant in cash. All options granted pursuant to this Plan shall be subject to the same terms, conditions, rights, and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be acquired shares having the status of authorized but unissued shares, newly issued shares, or both.

      4. Eligibility and Participation. To be eligible to participate in this Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Committee in advance of the Purchase Period that authorizes regular payroll deductions from Compensation beginning with the first payday in the

Purchase Period and continuing until the Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee.

      5. Amount of Common Stock Each Eligible Employee May Purchase

5.1 Subject to the provisions of this Plan, each Eligible Employee shall be offered the option to purchase on the last day of the Purchase Period the largest number of whole shares of Common Stock that can be purchased at the price specified in Section 5.2 hereof with the entire credit balance in the Participant’s Stock Purchase Account: provided however, that no more than the lesser of (i) 2,500 shares of Common Stock and other stock for each Purchase Period or (ii) $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of shares of Common Stock and other stock may be purchased under this Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any Participant for each calendar year. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3 hereof, however, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock which may be sold.

5.2 The purchase price of each share of Common Stock sold pursuant to this Plan will be the lesser of (i) 85% of the Fair Market Value of such share on the first business day of the Purchase Period or (ii) 85% of the Fair Market Value of such share on the last business day of the Purchase Period.

      6. Method of Participation

6.1 The Committee shall give notice to Eligible Employees of each offering of options to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for each offering. Such notice is subject to revision by the Company at any time prior to the date of grant of the option. The first day of a Purchase Period is the date contemplated by the Company as the date of grant of the option to purchase such shares.

6.2 Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by the Committee. An Eligible Employee may elect withholding from Compensation in any whole percentage from 0% to 10%. Notwithstanding the foregoing, a Participant may not withhold more than $5,000 in the aggregate during each Purchase Period. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the commencement of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from this Plan, modifies his or her authorization, or terminates his or her employment with the Company as hereinafter provided.

6.3 Any Eligible Employee who does not make a timely election as provided in Section 6.2 hereof shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

      7. Stock Purchase Account

7.1 The Company shall maintain a Stock Purchase Account for each Participant. Payroll deductions pursuant to Section 6 hereof will be credited to such Stock Purchase Accounts on each payday.

7.2 No interest will be credited to a Participant’s Stock Purchase Account.

7.3 The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company.

7.4 A Participant may not make any separate cash payment into his or her Stock Purchase Account.

      8. Right to Reduce Participation or to Withdraw

8.1 A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation or to reduce the amount of such deductions. Upon either of such actions, future payroll deductions with respect to such Participant shall cease or be reduced in accordance with the Participant’s direction.

8.2 Any Participant who stops payroll deductions may not thereafter resume payroll deductions for the Purchase Period, and any Participant who decreases payroll deductions may not thereafter further decrease or increase such deductions, except that he or she may stop further deductions.

8.3 At any time before the end of a Purchase Period, any Participant may also withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant’s Stock Purchase Account will be paid to the Participant, without interest, in cash within 60 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

8.4 Notification of a Participant’s election to reduce or terminate deductions, or to withdraw from the Plan, shall be made by the filing of an appropriate notice to such effect with the Committee.

      9. Termination of Employment

9.1 If the employment of a Participant is terminated prior to conclusion of the Purchase Period because of death, permanent disability, or retirement at or after age 65, or earlier with the consent of the Committee, the Participant or his or her legal representative, as applicable, may either:

(a) withdraw from the Plan, in which event the Company shall refund in cash the entire balance in the Participant’s Stock Purchase Account; or

(b) elect to receive a distribution of only a portion of his or her Stock Purchase Account, in which event the Company shall refund such portion in cash and shall leave the balance of the Stock Purchase Account to be applied at the end of the Purchase Period towards the acquisition of shares of Common Stock as provided in Section 10 hereof.

9.2 The election of a Participant or his or her legal representative, as applicable, pursuant to Section 9.1 shall be made within three months of the event causing the termination of employment, but not (except in the case of death) later than the conclusion of the Purchase Period. Notification of the election shall be filed with the Committee and, in the event no notification has been filed within the prescribed period, the Participant shall be deemed to have elected to withdraw from the Plan in accordance with Section 9.l(a) hereof.

9.3 If the employment of a Participant is terminated for any reason other than those specified in Section 9.1 hereof, the Company shall refund in cash all amounts credited to his or her Stock Purchase Account.

      10. Exercise of Option and Purchase of Shares

10.1 As of the last day of the Purchase Period, the entire credit balance in each Participant’s Stock Purchase Account will be used to purchase the largest number of whole shares of Common Stock purchasable with such amount (subject to the limitations of Section 5 hereof) unless the Participant has filed an appropriate form with the Committee in advance of that date (which either elects to purchase a specified number of whole shares which is less than the number described above or elects to receive the entire credit balance in cash).

10.2 Any amount remaining in a Participant’s Stock Purchase Account after such purchase (or the entire credit balance if the Participant elected not to purchase any shares) will be paid to the Participant in cash within 60 days after the end of the Purchase Period.

10.3 As soon as practicable after the close of the Purchase Period, certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her.

      11. Rights as a Stockholder. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until he or she actually has paid the purchase price for such shares and certificates have been issued to him or her in accordance with Section 10.

      12. Rights Not Transferable. A Participant’s rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, or transfer the same shall be null and void and without effect. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged, or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation, or other disposition of such amounts will be null and void and without effect.

      13. Administration of the Plan

13.1 This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation, and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

13.2 If any option granted under this Plan shall lapse or terminate unexercised, the number of shares of Common Stock covered thereby shall again become available for sale under this Plan.

      14. Adjustment Upon Changes in Capitalization. In the event or any change in the Common Stock of the Company by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares, and the like, the aggregate number and class of shares available under this Plan and the number, class, and purchase price of shares under option but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

      15. Registration of Certificate. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form.

      16. Amendment of Plan. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to options accepted under this Plan, except that, without stockholder approval on the same basis as required by Section 19.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

      17. Effective Date of Plan. This Plan shall consist of an offering commencing July 1, 1992 and ending May 31, 1993 and thereafter 4 consecutive annual offerings beginning on June 1 of each year and ending on May 31 of the subsequent year; and commencing June 1, 1997 and ending November 30, 2001, 9 consecutive six-month offerings beginning on June 1 and December 1; and commencing December 1, 2001 and ending June 30, 2002, a seven month offering period; and thereafter, 20 consecutive six month periods ending on December 31 and June 30 during the remainder of the term of this Plan. All rights of Participants in any offering hereunder shall terminate at the earlier of the conclusion of the last Purchase Period authorized herein on June 30, 2012 or:

17.1 On the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase;

17.2 At any time, at the discretion of the Board of Directors, after 30 days’ notice has been given to all Participants.

Upon termination of this Plan, shares of Common Stock in accordance with Section 10 shall be issued to Participants, and cash, if any, remaining in the Participants’ Stock Purchase Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

      18. Governmental Regulations and Listing. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale, or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933 as amended, covering the shares of Common

Stock purchasable under options on the last day of the Purchase Period applicable to such options, and if such a registration statement shall not then be effective, the term of such options and the Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the National Association of Securities Dealers, Inc. covering the shares of Common Stock under the Plan upon official notice of issuance.

      19. Miscellaneous

19.1 This Plan shall be submitted for approval by the stockholders of the Company prior to May 31, 1992. If not so approved prior to such date, this Plan shall terminate on June 1, 1992.

19.2 This Plan shall not be deemed to constitute a contract of employment between the Company and Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

19.3 Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural, and the plural may be read as the singular.

19.4 This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

19.5 Delivery of shares of Common Stock or of cash pursuant to this Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.

EXHIBIT B

2002 STOCK AWARD PLAN

      1. Purpose. The purpose of this 2002 Stock Award Plan (the “Plan”) is to motivate key personnel, including non-employee directors, to produce a superior return to the shareholders of Computer Network Technology Corporation by offering such personnel an opportunity to realize Stock appreciation, by facilitating Stock ownership, and by rewarding them for achieving a high level of corporate performance. This Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity.

      2. Definitions

      2.1. The terms defined in this section are used (and capitalized) elsewhere in this Plan.

(a) “Affiliate” means (i) any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Section 424(e) and (f) of the Code, or any successor provision, and (ii) any other corporation or other entity determined by the Committee to constitute an Affiliate for purposes of this Plan.

(b) “Agreement” means a written contract entered into between the Company or an Affiliate and a Participant containing the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law.

(c) “Award” means a grant made under this Plan in the form of Options, Restricted Stock, Stock, Performance Units or any other Stock-based Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means two or more Disinterested Persons designated by the Board to administer this Plan under Section 3 hereof.

(g) “Company” means Computer Network Technology Corporation, a Minnesota corporation, or any successor to substantially all of its businesses.

(h) “Disinterested Person” means a member of the Board who is considered a disinterested person within the meaning of Exchange Act Rule l6b-3 or any successor definition.

(i) “Effective Date” means the date specified in Section 9.1 hereof.

(j) “Employee” means any employee (including an officer or director who is also an employee) of the Company or an Affiliate. “Employee” shall also include other individuals and entities who are not “employees” of the Company or an Affiliate but who provide services to the Company or an Affiliate in the capacity of an advisor, director or consultant. In addition, references herein to “employment” and similar terms shall include the providing of services in any such capacity.

(k) “Event” means any of the following:

(i) The acquisition by an individual, entity, or group (within the meaning of Section 13(d)(3) or l4(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 40% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the

Board (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute an Event:

(1) any acquisition of voting securities of the Company directly from the Company,

(2) any acquisition of voting securities of the Company by the Company or any of its wholly owned Subsidiaries,

(3) any acquisition of voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

(4) any acquisition by any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-l l;

(iii) Approval by the shareholders of the Company of a reorganization, merger, consolidation, or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation, or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation, owned, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation, or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation, or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

(v) Notwithstanding the above, an Event shall not be deemed to occur with respect to an employee if the acquisition of the 40% or greater interest referred to in subsection (i) is by a group,

acting in concert, that includes that recipient or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in subsections (iii) or (iv) by a group, acting in concert, that includes that Participant.

      (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (m) “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

(i) the closing sale price of a Share on the date immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale occurred of Shares on the National Association of Securities Dealers, Inc. Automated Quotations National Market System (“NMS”), or

(ii) if the Shares are not quoted on the NMS, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

      Provided, however, if the NMS has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or otherwise, all references in this Section 2.1(m) to the “date immediately preceding that date” shall be deemed to be references to “that date.” In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 13 hereof.

      (n) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

      (o) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor to said section.

      (p) “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

      (q) “Option” means a right to purchase Stock, including both Non-Qualified Stock Options and Incentive Stock Options.

      (r) “Outside Directors” means those directors of Company who are not employees of the Company or any Affiliate.

      (s) “Performance Cycle” means the period of time as specified in an Agreement over which Performance Units are to be earned.

      (t) “Performance Units” means an Award made under Section 7.2 hereof.

      (u) “Plan” means this 2002 Stock Award Plan, as amended from time to time.

      (v) “Restricted Stock” means Stock granted under Plan Section 7.3 so long as such Stock remains subject to one or more restrictions.

      (w) “Retirement” of an Employee means termination of employment with the Company or an Affiliate on or after the date the Employee attains age 55.

      (x) “Share” means a share of Stock.

      (y) “Stock” means the common stock, $.01 par value per share (as such par value may be adjusted from time to time), of the Company.

      (z) “Successor” means the legal representative of the estate of a deceased Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee under Section 18 hereof, acquire the right to exercise an Option or receive cash or Shares issuable in satisfaction of an Award in the event of an employee’s death.

      (aa) “Term” means the period during which an Option may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock are in effect.

      (bb) “Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

      2.2 Number. Except when otherwise indicated by context, any term used in the singular shall also include the plural.

      3. Administration

      3.1 Authority of Committee

      (a) General. Except as provided in Section 3.1(b), the Committee shall administer this Plan. The Committee may delegate all or any portion of its authority under this Plan to persons who are not Disinterested Persons solely for purposes of determining and administering Awards to Employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act. Any person to whom such authority is delegated may redelegate such authority to the extent permitted by the Board or Committee. The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award. Each Award shall be subject to an Agreement authorized by the Committee. The Committee’s interpretation of this Plan and of any Awards made under this Plan shall be final and binding on all persons. The Committee shall have the power to establish regulations to administer this Plan and to change such regulations.

      (b) Options to Outside Directors. Notwithstanding any contrary provisions of this Plan, the granting and terms, conditions, and eligibility requirements of Awards granted to Outside Directors shall be determined by the Board of Directors of the Company.

      3.2 Indemnification. To the full extent permitted by law, (a) no member of the Board or of the Committee or any person to whom the Committee delegates authority under this Plan shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Award made under this Plan and (b) the members of the Board and of the Committee and each person to whom the Committee delegates authority under this Plan shall be entitled to indemnification by the Company with regard to such actions and determinations.

      4. Shares Available Under this Plan. The number of Shares available for distribution under this Plan shall not exceed 1,000,000 (subject to adjustment as provided in this Section 4 and under Section 13 hereof). Any Shares subject to the terms and conditions of an Award under this Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under this Plan. In addition, if, in accordance with this Plan, an employee uses shares of Common Stock of the Company to (i) pay a purchase or exercise price, including an Option exercise price, or (ii) satisfy tax withholdings, only the number of shares issued net of the shares tendered in payment of such purchase or exercise price and tax withholdings shall be deemed to be issued for purposes of determining the maximum number of Shares available under the Plan. Further, the maximum number of Shares available for distribution under this Plan shall be increased to take into account any Awards granted under Section 19 of this Plan.

      5. Eligibility. Awards may be granted under this Plan to Employees and Outside Directors, and such Awards shall have the terms and conditions specified in Sections 6 and 7 hereof and elsewhere in this Plan. The granting of Awards to Employees (other than Outside Directors) is solely at the discretion of the Committee; the granting of Awards to Outside Directors is solely at the discretion of the Board.

      6. General Terms of Awards

      6.1 Amount of Award. Each Agreement with an Employee shall set forth the number of Shares to which the Option subject to such Agreement applies or the number of Shares of Restricted Stock, Stock, Performance Units subject to such Agreement, as the case may be.

      6.2 Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option or Restricted Stock or the Performance Cycle for the Performance Units, as the case may be. An Agreement may permit an acceleration of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include without limitation acceleration resulting from the occurrence of an Event or in the event of the Employee’s death or Retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Section 7.2(b) hereof.

      6.3 Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in this Plan.

      6.4 Transferability. Except as provided in this Section 6.4, during the lifetime of an employee to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (prior to the expiration of the restrictions), Options or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act (“ERISA”) or the rules thereunder; any attempted transfer in violation of this Section 6.4 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide (i) that the Award subject to the Agreement shall be transferable to a Successor in the event of an employee’s death, or (ii) that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant receives no consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to such Award immediately prior to its transfer. By way of example and not limitation, (i) an Option may be exercised by a Transferee as and to the extent that such Option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable Agreement and (ii) for purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an Option upon the death, disability or termination of employment of an optionee, the references to “optionee” shall mean the original grantee of an option and not any Transferee.

      7. Terms and Conditions of Specific Awards

      7.1 Stock Options

      (a) Terms of All Options. Each Option shall be granted as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Outside Directors; to Employees who are employees of an Affiliate within the meaning of Section 2.1(a)(ii) hereof; and to Employees who are not employees of the Company or an Affiliate, but who provide services to the Company or an Affiliate in the capacity of an advisor or consultant. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants simultaneously to exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale as payment of the purchase price of such Shares. The purchase price may be payable in cash, in Stock having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Stock being purchased pursuant to the Option, or a combination thereof as determined by the Committee and provided in the Agreement. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its expiration date. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. The number of

Shares for which any Employee may be granted Options in any one calendar year shall not exceed 750,000. The Committee may provide, in an Agreement or otherwise, that an employee who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option (“Reload Option”).

      (b) Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

(i) the maximum number of shares that may be covered with respect to incentive stock options is 1,000,000.

(ii) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates within the meaning of Section 2.1(a)(i) hereof) shall not exceed $100,000 (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

(iii) an Incentive Stock Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option; and

(iv) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option.

      7.2 Performance Units

      (a) Initial Award. An Award of Performance Units shall entitle such Participant (or a Successor) to future payments of cash, Stock, or a combination of cash and Stock, as determined by the Committee and provided in the Agreement, based upon the achievement of performance targets established by the Committee. Such performance targets may, but need not, include without limitation targets relating to one or more of corporate, group, unit, Affiliate, or individual performance. The Agreement may establish that a portion of a full or maximum amount of an employee’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment. Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Cycle have been satisfied, and (iii) payment is due with respect to an Award of Performance Units. The maximum payment that can be made for awards granted to any one individual shall be $1,000,000 for any single or combined performance goals established for a specified performance period.

      (b) Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to an employee upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not include without limitation an Event, a Fundamental Change, the Participant’s death or Retirement or, with respect to payments in Stock with respect to Performance Units, a reclassification, stock dividend, stock split, or stock combination as provided in Section 13 hereof.

      7.3 Restricted Stock Awards

      (a) The Committee is authorized to grant, either alone or in conjunction with other Awards, stock and stock-based Awards. The Committee shall determine the persons to whom such Awards are made, the timing and amount of such Awards, and all other terms and conditions. Company Common Stock granted to recipients may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Committee may determine. Unless forfeited, the recipient of restricted Common Stock will have all other rights of a shareholder, including without limitation, voting and dividend rights.

      (b) An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

      (c) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

      (d) The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

      (e) An employee or a Successor or Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

      7.4 Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including without limitations those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and Phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate. Furthermore, the Committee may use stock available under this Plan as payment for compensation, grants or rights and earned or due under any other compensation plans or arrangements of the Company.

      8. Terms and Conditions of Outside Director Awards

      8.1 Outside Directors may, in the discretion of the Board and in accordance with the terms of this Plan, be granted Awards under this Plan at various times, including when an Outside Director is first elected or appointed to the Board, when an Outside Director is re-elected to the Board or at other times as may be deemed appropriate.

      8.2 Terms of Awards. In addition to the terms set forth in Section 7.1 of this Plan, Outside Director Awards may contain such other terms and conditions as the Board determines.

      9. Effective Date of this Plan

      9.1 Effective Date. This Plan shall become effective as of March 30, 2002, the date of adoption of this Plan by the Board, provided that this Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company no later than March 30, 2003.

      9.2 Duration of this Plan. This Plan shall remain in effect until all Stock subject to it shall be distributed or all Awards have expired or lapsed, whichever is latest to occur, or this Plan is terminated pursuant to Section 12 hereof. No Award of an Incentive Stock Option shall be made more than 10 years after the effective date (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option. Except with respect to Director Options, the date and time of approval by the Committee of the granting of an Award (or such other time as the Committee shall designate) shall be considered the date and time at which such Award is made or granted, notwithstanding the date of any Agreement with respect to such Award.

      10. Right to Terminate Employment. Nothing in this Plan or in any Agreement shall confer upon any Employee the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment of the Employee with or without cause.

      11. Tax Withholding. The Company may withhold from any cash payment under this Plan to an employee or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require an employee or other person receiving Stock under this Plan to pay to the Company a cash amount sufficient to cover any required withholding taxes. In lieu of all or any part of such a cash payment from a person receiving Stock under this Plan, the Committee may permit the individual to elect or may require the individual to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual’s full FICA and federal, state, and local income tax with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Employee or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

      12. Amendment, Modification and Termination of this Plan

      (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law. However, no such action may, without further approval of the shareholders of the Company, be effective if such approval is required in order that the Plan conform to the requirements of Code Section 422.

      (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 7.2 or 13 does not adversely affect these rights.

      13. Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of Shares available for Awards under this Plan and in the number and type of Shares and amount of cash subject to Awards then outstanding, in the Option price as to any outstanding Options and, subject to Section 7.2(b) hereof, in outstanding Performance Units and payments with respect to outstanding Performance Units may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares of the Company through a Fundamental Change (subject to Section 14 hereof), recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination, or other relevant change, provided that fractional Shares shall be rounded to the nearest whole share.

      14. Fundamental Change. In the event of a proposed Fundamental Change: (a) involving a merger, consolidation, or statutory share exchange, unless appropriate provision shall be made for the protection of the outstanding Options by the substitution of options and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, to be issuable upon the exercise of options in lieu of Options and capital stock of the Company, or (b) involving the dissolution or liquidation of the Company, the Committee shall declare, at least 20 days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Option of the declaration, that each outstanding Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Fundamental Change in exchange for payment to each holder of an Option, within ten days after the Fundamental Change, of cash equal to the amount, if any, for each Share covered by the canceled Option, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option. At the time of the declaration provided for in the immediately preceding sentence, each Option shall immediately become exercisable in full and each person holding an Option shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the Shares covered thereby; provided, however, that if such Fundamental Change does not become effective, then the declaration pursuant to this Section 14(b) shall be rescinded, the acceleration of the exercisibility of the Option pursuant to this Section 14(b) shall be void, and the Option shall be exercisable in accordance with its terms. In the event of a declaration pursuant to this Section 14, each outstanding Option that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option shall be entitled to the payment provided for in this Section 14 if such Option shall have expired pursuant to an Agreement. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

      15. Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan.

      16. Other Benefit and Compensation Programs. Payments and other benefits received by an employee under an Award shall not be deemed a part of an employee’s regular, recurring compensation for purposes of any termination, indemnity, or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract, or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract, or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

      17. Foreign Employees. The Committee shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States. In addition, the Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction to Employees who are subject to such laws and who receive Awards under the Plan.

      18. Beneficiary Upon Employee’s Death. To the extent that the transfer of an employee’s Award at death is permitted under an Agreement, (a) an employee’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (b) upon the death of the Employee, such beneficiary shall succeed to the rights of the Employee to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted under an Agreement.

      19. Corporate Mergers, Acquisitions, Dispositions, Etc. The Committee may also grant Options, Restricted Stock or other Awards under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The Committee may also take such action with respect to Options, Restricted Stock or other Awards under the Plan as it deems appropriate, in its sole discretion, in the event of the divestiture, spin-off, or transfer of an Affiliate or a line of business of the Company.

      20. Deferrals and Settlements. The Committee may require or permit Employees to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

      21. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.

Computer Network Technology Corporation

6000 Nathan Lane North
Minneapolis, Minnesota 55442
ph. (763) 268-6000

Annual Shareholders’ Meeting Location

June 25, 2002
10:00 AM

From the Airport to CNT Minneapolis
Follow the signs to Interstate 494 West. Take 494 West
Exit Highway 169 and go North
Exit at Bass Lake Road and go West
Take a right at Nathan Lane
CNT is the second building on the right	CNT is located on the Northwest corner of Highway 169 and Bass Lake Road.
From Downtown to CNT Minneapolis
Follow the signs to Interstate 394 West. Take 394 West
Exit Highway 169 and go North
Exit at Bass Lake Road and go West
Take a right at Nathan Lane
CNT is the second building on the right	6000 Nathan Lane North Minneapolis, MN 55442 (763) 268-6000

COMPUTER NETWORK TECHNOLOGY CORPORATION
ANNUAL MEETING OF SHAREHOLDERS JUNE 25, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Computer Network Technology Corporation, a Minnesota corporation, will be held on Tuesday, June 25, 2002 at our headquarters at 6000 Nathan Lane North, in the Minneapolis suburb of Plymouth, Minnesota, beginning at 10:00 a.m. for the following purposes.

Whether or not you expect to attend the meeting, please either sign and return the accompanying card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

(Continued on reverse side)

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Computer Network Technology Corporation (CNT)
Annual Shareholders Meeting
June 25, 2002, 10:00 am

to be held at CNT’s Corporate Headquarters:
6000 Nathan Lane North
Plymouth, Minnesota
763-268-6000

Attend CNT’s Annual Shareholders Meeting online at www.cnt.com or in person.
Refer to map and directions in back of proxy statement.

You can now access your Computer Network Technology Corporation account online.

Access your Computer Network Technology Corporation shareholder account online via Investor
ServiceDirect(SM)(ISD).

Mellon Investor Services LLC agent for Computer Network Technology, now makes it easy and convenient to get current information on your registered shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	Make address changes

•	View certificate history	•	Establish/change your PIN

ISD(SM) IS ONLY AVAILABLE TO REGISTERED SHAREHOLDERS OF COMPUTER NETWORK TECHNOLOGY

Visit us on the web at https://vault.melloninvestor.com/isd and follow the instructions shown on this page.

Step 1: FIRST TIME USERS — Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect(SM) is currently only available for domestic individual and joint accounts.

•	SSN

•	PIN

•	Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

•	SSN

•	PIN

•	Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•	Certificate History

•	Issue Certificate

•	Address Change

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Please mark
your votes as
indicated in
this example

1.	ELECTION OF DIRECTORS

FOR all nominees listed (except as marked to the contrary below)		WITHHOLD AUTHORITY to vote for all nominees below

NOMINEES: 01 Thomas G. Hudson, 02 Patrick W. Gross, 03 Erwin A. Kelen, 04 John A. Rollwagen and 05 Lawrence A. McLernon

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

		FOR	AGAINST	ABSTAIN

2.	TO AMEND THE 1992 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 400,000 TO 1,500,000.

3.	TO ADOPT THE 2002 STOCK AWARD PLAN, WITH AN INITIAL SHARE AUTHORIZATION FOR ISSUANCE THEREUNDER OF 1,000,000 SHARES;

4.	TO RATIFY AND APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2003; AND

5.	TO TRANSACT OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

Shareholders of record as of the close of business on April 26, 2002 are the only persons entitled to notice of and to vote at the meeting.

Please disregard if you have previously provided your consent decision.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature	Signature	Date

PLEASE SIGN exactly as name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/cnt		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.cnt.com/financials